Exhibit 4.1

VEECO INSTRUMENTS INC.
AS ISSUER

AND

U.S. BANK TRUST NATIONAL ASSOCIATION
AS TRUSTEE

4.125% Convertible Subordinated Notes due April 15, 2012

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 20, 2007

i

Section 14.13	Table of Contents; Headings	73
Section 14.14	Severability Clause	74
Section 14.15	Calculations	74

FIRST SUPPLEMENTAL INDENTURE dated as of April 20, 2007, by and between Veeco Instruments Inc., a Delaware corporation (the “Company”) and U.S. Bank Trust National Association, as Trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee entered into that certain Indenture dated as of April 16, 2007 (the “Original Indenture”), relating to the Company’s debt securities.  Pursuant to the Original Indenture, the Company may issue separate series of debt securities and the Company and the Trustee are entering into this First Supplemental Indenture to establish the form and terms of a series of such securities.

The Company has duly authorized the creation of an issue of its 4.125% Convertible Subordinated Notes due April 15, 2012 of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this First Supplemental Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.  Further, all things necessary to duly authorize the issuance of the Common Stock (as defined herein) of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

This First Supplemental Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be a part of and to govern Indentures qualified under the Trust Indenture Act.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 4.125% Convertible Subordinated Notes due April 15, 2012 (the “Securities”) on the date hereof.

ARTICLE 1
Definitions and Incorporation by Reference

Section 1.01           Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” shall mean any Person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Board of Directors” means:

(a)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)   with respect to a partnership, the board of directors of the general partner of the partnership;

(c)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)   with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Conversion Agent” means the office or agency appointed by the Company where Securities may be presented for conversion.  The Conversion Agent appointed by the Company shall initially be the Trustee.

“Conversion Price” means, in respect of each $1,000 principal amount of Securities, $1,000 divided by the Conversion Rate, as may be adjusted from time to time as set forth herein.

“Conversion Rate” means, in respect of each $1,000 principal amount of Securities, an initial rate of 36.7277 shares of Common Stock, subject to adjustments as set forth herein.

“Credit Agreement” has the meaning set forth in the definition of “Designated Senior Indebtedness.”

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Securities” means certificated Securities that are not Global Securities.

“Designated Senior Indebtedness” means the Company’s Credit Agreement (the “Credit Agreement”), dated as of March 15, 2005, among the Company, the lenders named therein and HSBC Bank USA, National Association, as administrative agent for the lenders, as amended from time to time, and any other Senior Indebtedness in which the governing instrument or agreement expressly provides that such Senior Indebtedness, subject to limitations and conditions in such instrument or agreement, shall be “Designated Senior Indebtedness” for purposes of the First Supplemental Indenture.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of this First Supplemental Indenture.

“Ex-Dividend Date” means, in respect of an issuance, a dividend or distribution to holders of Common Stock, the first date on which Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Indebtedness” means Indebtedness of the Company or any Subsidiary with a principal amount not in excess of Ten Million Dollars ($10,000,000) which is secured (in whole or part) by a mortgage in effect when the Company or any Subsidiary acquires a Person (whether by means of a share exchange or tender offer applicable to such Person’s Common Equity, combination or merger of such Person with the Company, or the purchase or lease by the Company, or other transfer to the Company, of all or substantially all of such Person’s assets) that owns the real property subject to the mortgage.

“Fair Market Value” means the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

“First Supplemental Indenture” means this First Supplemental Indenture, as amended or supplemented from time to time.

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(a)   consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company, or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries) or a series of related transactions or events pursuant to which all of the outstanding Common Stock is exchanged for or converted into the right to receive cash, securities or other property; provided, however, that a transaction or series of related transactions in which the holders of more than fifty percent (50%) of all classes of the Company’s Common Equity immediately prior to such transaction or series of related transactions own, directly or indirectly, more than fifty percent (50%) of all classes of Common Equity of the continuing or surviving entity or transferee, or any Affiliate thereof, immediately after such event shall not be a Fundamental Change;

(b)           any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than an Affiliate of the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary files any schedule, form or report under the Exchange Act disclosing that such person or group has become the Beneficial Owner of Common Equity of the Company representing more than fifty percent (50%) of the ordinary voting power of the Company’s Common Equity;

(c)           during any period of twelve (12) consecutive months after the date of original issuance of the Securities, Persons who at the beginning of such twelve (12)-month period constituted the Company’s Board of Directors, together with any new Persons whose election, appointment, designation or nomination was approved by a vote of the majority of the Persons then still comprising the Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, appointment, designation or nomination was previously so approved, cease for any reason to constitute a majority of the Board of Directors of the Company; or

(d)           the Common Stock (or other Common Equity for which the Securities are then convertible) ceases to be listed on a U.S. national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States for a period of thirty (30) consecutive Scheduled Trading Days.

provided, however, that

(i)            a Fundamental Change shall not be deemed to have occurred if the Last Reported Sale Price of the Common Stock for any five (5) Trading Days within (A) the period of ten (10) consecutive Trading Days ending immediately after the later of the date of the Fundamental Change or the date of the public announcement of the Fundamental Change, in the case of a Fundamental Change relating to the acquisition of shares of the Company’s Capital Stock, and (B) the period of ten (10) consecutive Trading Days ending immediately after the date of the Fundamental Change, in the case of a Fundamental Change relating to a merger, consolidation or asset sale, lease or other transfer, equals or exceeds one hundred five percent (105%) of the Conversion Price applicable to the Securities on each of those Trading Days; provided further, however, that the exception to the definition of “Fundamental Change” set forth in this subsection (i) shall not apply if determining whether a Fundamental Change has occurred for the purposes of Section 12.01(a)(iv) hereof; and

(ii)           a Fundamental Change described in clause (a) of the definition above shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ appraisal rights, in connection with the transaction or transactions constituting the Fundamental Change described in clause (a) consists of shares of common stock (or depository receipts or other certificates representing or evidencing common equity interests) traded on a U.S. national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such transaction or transactions) (such securities being referred to as “Publicly Traded Securities”) and as a result of such transaction or transactions the Securities become convertible for such Publicly Traded Securities (or depository receipts or other certificates representing or evidencing common equity interests) pursuant to the terms of this First Supplemental Indenture.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the (i) Public Company Accounting Oversight Board, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time and (iv) the rules and regulations of the SEC governing to inclusion of financial statements in period reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Securities” means certificated Securities in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC or a nominee of DTC.

“Holder” means the Person in whose name a Security is registered in the Securities Register.

“Indebtedness” means, with respect to any Person, without duplication:

(a)           all indebtedness, obligations and other liabilities, contingent or otherwise, of such Person for borrowed money, and whether or not the recourse of the obligee is to the whole of the assets of the Person or only a portion of the assets (including overdrafts, foreign exchange contracts, currency exchange agreements and interest rate protection agreements), all obligations, contingent or otherwise, including reimbursement obligations, of such Person in connection with any letters of credit, bank guarantees or bankers’ acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, any loans or advances from banks, whether or not evidenced by notes or similar instruments and all obligations incurred, assumed or guaranteed by the Person in connection with the acquisition by it or by any Subsidiary of any business, assets or property;

(b)           all obligations and other liabilities, contingent or otherwise, of such Person evidenced by credit or loan agreements, bonds, debentures, notes or other written obligations, whether or not the recourse of the lender is to all of the assets of the Person or to only a portion thereof;

(c)           all obligations and liabilities, contingent or otherwise, in respect of leases of the Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of the Person;

(d)           all obligations evidenced by a note or similar instrument given in connection with acquisition of any businesses, properties or assets of any kind;

(e)           all obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

(f)            all obligations and other liabilities, contingent or otherwise, in respect of leases or related documents, including a purchase agreement, of the Person in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease), which provides that the Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor and thereby guarantees a residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP),

(g)           all obligations, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract or similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(h)           pension plan obligations;

(i)            all direct or indirect guarantees or similar agreements, and obligations or liabilities, contingent or otherwise, to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another Person, including a Subsidiary, of the kind described in clauses (a) through (h);

(j)            any indebtedness or other obligations described in clauses (a) through (h) above secured by any mortgage, pledge, lien or other encumbrances existing on property owned or held by the Person, regardless of whether the indebtedness or other obligation has been assumed by the Person; and

(k)           any and all deferrals, renewals, extensions and refundings of, or amendments, modifications, supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (j).

“Interest Payment Date” has the meaning set forth in Exhibit A attached hereto.

“Issue Date” means April 20, 2007.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on that date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading.

If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Last Reported Sale Price shall be the mid-point of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

If the Common Stock is not so quoted, the Last Reported Sale Price shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Majority Owner” of a Person means the Beneficial Owner of more than fifty percent (50%) of the total voting power of all shares of the respective Person’s Common Equity.

“Market Disruption Event” means, for the purpose of the definition of Trading Day, the occurrence or existence during the one half-hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Observation Period” means, with respect to a conversion of any Security, the twenty five (25) consecutive VWAP Trading Day period beginning on and including the third Trading Day immediately following the related Conversion Date for such Security, provided that with respect to any related Conversion Date for such Security occurring (a) after the date of issuance by the Company of a notice of redemption pursuant to Section 6.04, or (b) the twenty-eighth (28th) Scheduled Trading Day prior to the Stated Maturity date, the Observation Period shall be the twenty five (25) consecutive VWAP Trading Days beginning on and including the twenty-eighth (28th) Scheduled Trading Day prior to the applicable Redemption Date or Stated Maturity date, respectively.

“Offering Memorandum” means the Exchange Offer Memorandum, dated April 20, 2007, relating to the offering by the Company of the Securities.

“Officer” means, with respect to any Person, the Chairman of the Board (if an executive officer), the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person (or, if the Person is a limited liability company, its managing member or the Person or body performing similar duties to a managing member).

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be, in the case of the Officers’ Certificate referred to in Section 3.05 hereof, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 14.05 hereof.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Record Date” means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

“Redemption Date” means, with respect to any redemption of Securities, the date of redemption with respect thereto.

“Regular Record Date” for the payment of interest on the Securities, means the April 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on April 15 and the October 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on October 15.

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 (15 U.S.C.  §§ 77a — 77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Custodian” means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

“Senior Indebtedness” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), provided that the following shall not constitute Senior Indebtedness:

(a)           Indebtedness or any other obligations of the Company that by their terms rank equal or junior in right of payment to the Securities;

(b)           Indebtedness evidenced by the Securities;

(c)           Indebtedness of the Company that is subordinate to its general unsecured obligations by operation of law;

(d)           accounts payable or other liabilities owed or owning by the Company to trade creditors including guarantees thereof or instruments evidencing such liabilities;

(e)           amounts owed by the Company for compensation to employees or for services rendered to it;

(f)            Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company or any of such Affiliate’s Subsidiaries, but excluding any such Indebtedness pledged as security for any Senior Indebtedness;

(g)           Indebtedness of the Company evidenced by any guarantee of any Indebtedness ranking equal or junior in right of payment to the Securities; and

(h)           Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company.

Without limitation, “Senior Indebtedness” includes all amounts payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company under the Company’s Credit Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means April 15, 2012.

“Stock Price” means, in respect of a Fundamental Change, the price per share of Common Stock paid in connection with such Fundamental Change, which shall be equal to (a) if such Fundamental Change is a transaction set forth in clause (b) of the definition thereof, and holders of Common Stock receive only cash in such transaction, the cash amount paid per share of Common Stock, and (b) in all other cases, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on the Trading Day preceding the Effective Date of such Fundamental Change.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity of which more than fifty percent (50%) of the total Common Equity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such

Person (or any combination thereof) and (c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C.  §§ 77aaa-77bbbb), as in effect on the date of this First Supplemental Indenture, except as provided in Section 10.03.

“Trading Day” means any day during which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange in which the Common Stock is listed for trading, and (b) there is no Market Disruption Event.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per One Thousand Dollars ($1,000) principal amount of the Securities obtained by the Trustee for Two Million Dollars ($2,000,000) principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Trustee but two such bids can reasonably be obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used.  If the Trustee cannot reasonably obtain on any Trading Day at least one bid for Two Million Dollars ($2,000,000) principal amount of the Securities from a nationally recognized securities dealer, or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price per One Thousand Dollars ($1,000) principal amount of Securities for such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trust Officer” means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee having direct responsibility for the administration of this First Supplemental Indenture.

“Trustee” means the party named as such in this First Supplemental Indenture until a successor replaces it and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“VWAP Trading Day” means any Scheduled Trading Day on which (a) there is no VWAP Market Disruption Event and (b) The NASDAQ Global Select Market or, if the Common Stock is not quoted on The NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day.  A “VWAP Trading Day” only includes those Scheduled Trading Days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.  “VWAP Market Disruption Event” means, for purpose of the definition of VWAP Trading Day, (i) failure by the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m.,

New York City time, on any Scheduled Trading Day for the Common Stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

Section 1.02           Other Definitions.

Term	Defined in Section

“Additional Shares”	12.03(a)
“Agent Members”	2.09(a)
“Authenticating Agent”	2.04
“Company”	Preamble
“Company Notice”	11.02(a)
“Company Notice Date”	11.02(a)
“Company Order”	2.04
“Conversion Date”	12.01(c)
“Conversion Obligation”	12.01(d)(i)
“Daily Settlement Amount”	12.01(d)(i)
“Daily Conversion Value”	12.01(d)(i)
“Daily VWAP”	12.01(d)(i)
“Defaulted Interest”	2.14
“Designated Institution”	12.01(f)
“Effective Date”	12.03(b)
“Event of Default”	7.01
“Form of Fundamental Change Purchase Notice”	11.01(b)
“Fundamental Change Purchase Date”	11.01
“Fundamental Change Purchase Notice”	11.01(b)
“Fundamental Change Purchase Price”	11.01
“Global Security Legend”	2.03(a)
“Legal Holiday”	14.08
“Measurement Period”	12.01(a)(ii)
“Non-Payment Default”	13.03(b)
“Original Indenture”	Recitals
“Paying Agent”	2.05
“Payment Blockage Period”	13.03(c)
“Payment Default”	13.03(a)
“Permitted Junior Securities”	13.02
“Redemption Price”	6.01(b)
“Reference Property”	12.04(a)
“Registrar”	2.05
“Relevant Date”	12.01(d)(iii)
“Reorganization Event”	12.04(a)
“Securities”	Recitals
“Securities Register”	2.05
“Settlement Amount”	12.01(d)(i)

“Special Interest Payment Date”	2.14(a)
“Special Record Date”	2.14(a)
“Spin-Off”	12.02(c)
“Successor Company”	4.01(a)
“Trustee”	Preamble

Section 1.03           Incorporation by Reference of Trust Indenture Act.  This First Supplemental Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this First Supplemental Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“First Supplemental Indenture to be qualified” means this First Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Securities means the Company and any other successor obligor on the Securities.

All other TIA terms used in this First Supplemental Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC Rule have the meanings assigned to them by such definitions.

Section 1.04           Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           “including” means including without limitation;

(e)           words in the singular include the plural and words in the plural include the singular;

(f)            the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(g)           the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock and (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

ARTICLE 2
The Securities

Section 2.01           Title; Amount and Issue of Securities; Principal and Interest.

(a)           The Securities shall be known and designated as the “4.125% Convertible Subordinated Notes due April 15, 2012” of the Company.  The aggregate principal amount of Securities which may be authenticated and delivered under this First Supplemental Indenture is initially limited to One Hundred Forty Four Million Dollars ($144,000,000), except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.03, 2.04, 2.08, 2.09, 2.10, 2.12, 6.07, 10.05, 11.02, or 12.01; provided that additional Securities may be issued in an unlimited aggregate principal amount from time to time thereafter as set forth pursuant to Section 2.04 but only if any such additional Securities are considered part of the same issue of Securities as the Securities issued and sold pursuant to the Offering Memorandum for U.S. federal income tax purposes.  The Securities shall be issuable in denominations of One Thousand Dollars ($1,000) or multiples thereof.

(b)           The Securities shall mature on April 15, 2012 unless earlier converted, redeemed or repurchased in accordance with the provisions hereof.

(c)           Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment.  Interest shall be payable semiannually in arrears on April 15 and October 15 in each year, commencing October 15, 2007.

(d)           A Holder of any Security at 5:00 p.m., New York City time, on a Regular Record Date shall be entitled to receive interest, on such Security on the corresponding Interest Payment Date, notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date.  Securities surrendered for conversion during the period after 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Securities.  Notwithstanding the foregoing, no such payment of interest need be made by any converting Holder (i) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the third Scheduled Trading Day following the corresponding Interest Payment Date, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the third Scheduled Trading Day following the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest existing at the time of conversion of such Security.  Except as described above, no interest on exchanged Securities will be payable by the Company on any Interest Payment Date subsequent to the date of conversion, and delivery of shares of Common Stock or the combination of cash and shares of Common Stock, if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Securities and accrued and unpaid interest to, but not including, the related Conversion Date.

(e)           Principal of, and interest on, Global Securities shall be payable to DTC in immediately available funds.

(f)            Principal of Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose, which initially shall be the corporate trust office of the Trustee.  Interest on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of Two Million Dollars ($2,000,000) or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than Two Million Dollars ($2,000,000), either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

Section 2.02           Form of Securities.

(a)           Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03.  The Securities are not issuable in bearer form.  The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture, or as may be required to comply with any law or with any Rule or regulation made pursuant thereto or with any Rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

(b)           The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legends as provided in Section 2.03.  Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

Section 2.03           Legends.  Except for the Global Security, no Security issued hereunder shall bear a restrictive security legend nor shall any Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security issued hereunder bear a restrictive security legend, except as otherwise set forth herein.  If the Company shall determine that any Security (or any certificate representing shares of Common Stock issued upon conversion of any Security) is restricted, it shall notify the Holder thereof and make arrangements to issue a new Security (or certificate of Common Stock) with appropriate restricted securities legend.

(a)           Global Security Legend.  Each Global Security shall bear the following legend (the “Global Security Legend”) on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FIRST SUPPLEMENTAL INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO.”

(b)           Legend for Definitive Securities.  Definitive Securities shall bear a legend substantially in the following form:

“THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES.”

Section 2.04           Execution and Authentication.  One Officer shall sign the Securities for the Company by manual or facsimile signature.  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security.  The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this First Supplemental Indenture.  A Security shall be dated the date of its authentication.

At any time and from time to time after the execution and delivery of this First Supplemental Indenture, the Company may deliver Securities executed by the Company in an unlimited aggregate principal amount to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and an Assistant Secretary of the Company (the “Company Order”) for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this First Supplemental Indenture provided and not otherwise.  All Securities issued on the Issue Date shall be identical in all respects with any such Securities authenticated and delivered thereafter, other than issue dates, the date from which interest accrues, appropriate CUSIP numbers or other identifying notations and any changes relating thereto.  Notwithstanding anything to the contrary contained in this First Supplemental Indenture, subject to Section 2.11, all Securities issued under this First Supplemental Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities.  Initially, the Trustee will act as the Authenticating Agent.  Any such instrument shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this First Supplemental Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.  An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

In case the Company, pursuant to Article 4, shall be consolidated or merged with or into, or shall convey, transfer or lease all or substantially all of its properties and assets to, any Person, and the Successor Company, if not the Company, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article 4, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 2.04 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

Section 2.05           Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for conversion (the “Registrar”) and an office or agency where Securities may be presented for payment (the

“Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and conversion (the “Securities Register”).  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this First Supplemental Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this First Supplemental Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07.  The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.  The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

Section 2.06           Paying Agent to Hold Money in Trust.   By no later than 11:00 a.m., New York City time, on the date on which any principal of, or interest on, any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, or interest when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, or interest on, the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.07           Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.08           General Provisions Relating to Transfer and Exchange.  The Securities are issuable only in registered form.  A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this First Supplemental Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register.  Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder).  Subject to Section 2.04, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or permitted under the terms of this First Supplemental Indenture.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

(a)           selected for redemption under Article 6 or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption;

(b)           surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion; or

(c)           in certificated form for a period of fifteen (15) days prior to mailing a notice of redemption under Article 6.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between Beneficial Owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09           Book-Entry Provisions for the Global Securities.

(a)           The Global Securities initially shall:

(i)          be registered in the name of DTC (or a nominee thereof);

(ii)         be delivered to the Trustee as Securities Custodian; and

(iii)        bear the applicable legends set forth in Section 2.03.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this First Supplemental Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)           The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this First Supplemental Indenture or the Securities.

(c)           A Global Security may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof) or to a successor thereof (or such successor’s nominee), and no such transfer to any such other Person may be registered.  Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of DTC.

(d)           If at any time:

(i)           DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within ninety (90) days of such notice;

(ii)          DTC ceases to be registered as a “clearing agency” under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation;

(iii)         the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities under this First Supplemental Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities, subject to the procedures of DTC; or

(iv)        an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;

the Securities Custodian shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities.  Such Definitive Securities shall be registered in such names as DTC (or any nominee thereof) shall identify in writing as the Beneficial Owners of the Securities represented by such Global Security or Global Securities.

(e)           Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the Beneficial Owners thereof pursuant to Section 2.09(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

Section 2.10           Mutilated, Destroyed, Lost or Wrongfully Taken Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) notifies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the UCC and (c) satisfies any other reasonable requirements of the Trustee.  Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or wrongfully taken Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.10, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Security issued pursuant to this Section 2.10 in lieu of any mutilated, destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this First Supplemental Indenture equally and ratably with any and all other Securities duly issued hereunder.

The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.11           Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.11 as not outstanding.  A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security; provided, however, that (a) for purposes of determining which Securities are outstanding for consent or voting purposes hereunder, the provisions of Section 14.06 shall apply and (b) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

If a Security is replaced or paid pursuant to Section 2.10, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this First Supplemental Indenture, on a Redemption Date or at Stated Maturity, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.12           Temporary Securities.  In the event that Definitive Securities are to be issued under the terms of this First Supplemental Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and upon receipt of a Company Order the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and upon receipt of a Company Order the Trustee shall authenticate Definitive Securities.  After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities.  Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this First Supplemental Indenture as a Holder of Definitive Securities.

Section 2.13           Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar, the Conversion Agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, conversion or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, conversion, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including delivery of a certificate describing such Securities disposed of (subject to the record retention requirements of the Exchange Act).  The Company may not issue new Securities to replace Securities it has paid for or exchanged or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or conversion.

At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased, converted or canceled, such Global Security shall be returned by the Securities Custodian to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased, converted or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

Section 2.14           Payment of Interest; Defaulted Interest.  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.05.

Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of thirty (30) days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such interest and (to the extent lawful) interest on such interest at the rate borne by the Securities (such interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company at its election, in each case, as provided in clause (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than thirty (30) days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the Special Interest Payment Date and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 14.02, not less than ten (10) days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 2.14, each Security delivered under this First Supplemental Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.15           Computation of Interest.  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.16           CUSIP and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

ARTICLE 3
Covenants

Section 3.01           Payment of Securities.  The Company shall promptly pay the principal of, and interest on, the Securities on the dates and in the manner provided in the Securities and in this First Supplemental Indenture.  Principal and interest shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds in accordance with this First Supplemental Indenture immediately available funds sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this First Supplemental Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 3.02           Maintenance of Office or Agency.  The Company will maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or conversion and where notices and demands to or upon the Company in respect of the Securities and this First Supplemental Indenture may be served.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.03           Corporate Existence.  Except as otherwise provided in Article 4, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect (a) its existence and (b) the material rights (charter and statutory), licenses and franchises of the Company, except, in the case of clause (b), to the extent the Company otherwise reasonably determines it no longer desirable.

Section 3.04           Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment will not be disadvantageous to the Holders.

Section 3.05           Compliance Certificate.  The Company shall deliver to the Trustee within one hundred twenty (120) days after the end of each fiscal year of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe each Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

Section 3.06           Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this First Supplemental Indenture.

Section 3.07           Statement by Officers as to Default.  The Company shall deliver to the Trustee, within thirty (30) days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such events which would constitute an Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

ARTICLE 4
Successor Company

Section 4.01           Consolidation, Merger and Sale of Assets.  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its properties and assets to, another Person, unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall expressly assume, by supplemental First Supplemental Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this First Supplemental Indenture;
(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(c)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this First Supplemental Indenture.

For purposes of this Section 4.01, the conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this First Supplemental Indenture, but, in the case of a lease of all or substantially all its properties and assets, the Company will not be released from the obligation to pay the principal of, and interest on, the Securities.

ARTICLE 5
Reporting Obligations

Section 5.01           Reporting Obligations.

(a)           The Company shall deliver to the Trustee, within fifteen (15) days after filing with the SEC, copies of its annual reports and of information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b)           In the event and for as long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements and also mail such documents to each Holder at such Holder’s registered address, upon the request of any Holder or Beneficial Owner of the Securities or the Common Stock issued upon conversion thereof.  In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to Section 13 or 15(d) of the Exchange Act.

(c)           The posting of the information and reports referred to in Sections 5.01(a) and (b) above on the Company’s website shall be deemed to satisfy the Company’s obligations under this Section 5.01; provided that the Company shall use reasonable efforts to inform Holders of the availability of such information and reports, which may be satisfied by, among other things, a press release on any national business press release wire service.

(d)           Delivery of reports, information and other documents under this Section 5.01 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.02           Reporting in Compliance with TIA.  The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

ARTICLE 6
Redemption of Securities

Section 6.01           Optional Redemption.

(a)           Prior to April 20, 2011, the Securities shall not be redeemable, except as provided in Article 11.

(b)           On or after April 20, 2011, subject to the terms and conditions of this Article 6, the Company may, at its option, redeem at any time for cash all or a portion of the Securities, at a price (the “Redemption Price”) equal to one hundred percent (100%) of the principal amount of Securities to be redeemed, plus accrued and unpaid interest to but excluding the Redemption Date.

(c)           In the event that the Redemption Date occurs after a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, the Redemption Price for any such Securities to be redeemed shall be one hundred percent (100%) of the principal amount of such Securities, and accrued and unpaid interest shall be paid to the Holder on such Regular Record Date.

Section 6.02           Election to Redeem; Notice to Trustee.  In case of any redemption at the election of the Company, the Company shall, on or prior to the date that is fifteen (15) days prior to the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 6.03.  Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 6.03           Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities are to be redeemed at any time pursuant to this Article 6, the particular Securities to be redeemed shall be selected by the Trustee, from the outstanding Securities not previously called for redemption, by lot or on a  pro rata basis among the Securities or by such other method as the Trustee shall deem fair and appropriate, including any method required by DTC or any successor depositary (and in such manner as is not prohibited by applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than One Thousand Dollars ($1,000).

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this First Supplemental Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption.  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.  Nothing in this Section 6.03 shall affect the right of any Holder to convert any Securities pursuant to Article 12 before the termination of the conversion right with respect thereto.

Section 6.04           Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 14.02 not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date, to the Trustee, the Paying Agent and each Holder of Securities to be redeemed.  The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee an Officers’ Certificate, at least fifteen (15) calendar days prior to the date on which notice is required to be given to the Holders (unless shorter notice shall be satisfactory to the Trustee), requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           the then current Conversion Rate and the related Observation Period for conversion of Securities, and provide a statement that the Securities called for redemption may be converted at any time before the close of business on the third Scheduled Trading Day prior to the Redemption Date, and that Holders who wish to convert Securities must comply with the procedures in Section 12.01(c);

(d)           if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(e)           in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(f)            that on the Redemption Date, the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date;

(g)           the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(h)           the name and address of the Paying Agent and the Conversion Agent;

(i)            that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(j)            the CUSIP or ISIN number, and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.

Section 6.05           Deposit of Redemption Price.  Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

Section 6.06           Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price or accrued and unpaid interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

Section 6.07           Securities Redeemed in Part.  Any Security which is to be redeemed only in part (pursuant to the provisions of this Article 6) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that each such new Security will be in a principal amount of One Thousand Dollars ($1,000) or multiple thereof.

ARTICLE 7
Defaults and Remedies

Section 7.01           Events of Default.  Each of the following is an “Event of Default”:

(a)           default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of thirty (30) days;

(b)           default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c)           failure by the Company to comply with its obligation to convert the Securities in accordance with this First Supplemental Indenture, upon exercise of a Holder’s conversion right and such failure continues for a period of ten (10) days;

(d)           failure by the Company to give a Company Notice of the occurrence of a Fundamental Change to Holders pursuant to Section 11.01 or notice of a specified corporate transaction (as described in Section 12.01(a)(iv)) to Holders, in each case when due;

(e)           failure by the Company to comply with its obligations under Article 4;

(f)            failure by the Company for a period of sixty (60) days after written notice from the Trustee or Holders of at least twenty five percent (25%) in principal amount of Securities then outstanding has been received to comply with any obligation, covenant or agreement in this First Supplemental Indenture or under the Securities (other than those referred to in Section 7.01(a) through (e) and Section 7.01(g) through (i));

(g)           default by the Company or any Subsidiary of the Company in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of Ten Million Dollars ($10,000,000) (other than Excluded Indebtedness) in the aggregate of the Company and/or any such Subsidiary, whether such Indebtedness now exists or shall hereafter be created, resulting in such Indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within thirty (30) days after written notice of such acceleration has been received by the Company or such Subsidiary from the Trustee (or to the Company and the Trustee from Holders of at least twenty five percent (25%) in principal amount of outstanding Securities); or

(h)           the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)          consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)          makes a general assignment for the benefit of its creditors;

(v)           consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(vi)          takes any corporate action to authorize or effect any of the foregoing; or

(vii)         takes any comparable action under any foreign laws relating to insolvency;

(i)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii)           appoints a Custodian of the Company for all or substantially all of the Company’s or any Significant Subsidiary’s property; or

(iii)          orders the winding up or liquidation of the Company or Significant Subsidiary;

and, in each case, the order or decree or relief remains unstayed and in effect for ninety (90) days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, Rule or regulation of any administrative or governmental body.

Notwithstanding the foregoing, a Default under clause (f) or (g) of this Section 7.01 will not constitute an Event of Default until the Trustee notifies the Company (or the Holders of twenty five percent (25%) or more in principal amount of the outstanding Securities notify the Company and the Trustee) of the Default in writing and the Company does not cure such Default within the time specified in clause (f) or (g) of this Section 7.01 after receipt of such notice.

Section 7.02           Acceleration.  If an Event of Default (other than an Event of Default specified in Section 7.01(h) or Section 7.01(i) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least twenty five percent (25%) in outstanding principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, on all the Securities to be due and payable.  Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately.  If an Event of Default specified in Section 7.01(h) or Section 7.01(i) above occurs and is continuing, the principal of and accrued and unpaid interest, if any, on all the Securities outstanding shall be immediately due and payable with no further action by the Trustee or the Holders.  The Company shall promptly notify the holders of all Senior Indebtedness if the Trustee declares the principal and any accrued and unpaid interest, if any, to be due and payable pursuant to this Section 7.02.

Section 7.03           Other Remedies.  If an Event of Default other than an Event of Default specified in Section 7.01(e), occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or interest on, the Securities or to enforce the performance of any provision of the Securities or this First Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 7.04           Waiver of Past Defaults.  The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default resulting from the non-payment of the principal of, or interest on, a Security, (ii) a Default or Event of Default resulting from the failure to deliver, upon conversion, shares of Common Stock or a combination of cash and shares of Common Stock, if any, as provided under Section 12.01(d) or (iii) a Default or Event of Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected and (b) rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, or interest on, the Securities that have become due solely by such declaration of acceleration, have been cured or waived.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 7.05           Control by Majority.  The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this First Supplemental Indenture or, subject to Sections 8.01 and 8.02, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.06           Limitation on Suits.  Subject to Section 7.07, a Holder may not pursue any remedy with respect to this First Supplemental Indenture or the Securities unless:

(a)           such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

(b)           Holders of at least twenty five percent (25%) in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;

(c)           such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

(d)           the Trustee has not complied with such request within sixty (60) days after receipt of the request and the offer of security or indemnity; and

(e)           the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such sixty (60)-day period.

A Holder may not use this First Supplemental Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 7.07           Rights of Holders to Receive Payment.  Notwithstanding any other provision of this First Supplemental Indenture (including, without limitation, Section 7.06), the right of any Holder to receive payment of principal of, or interest on, the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 7.08           Collection Suit by Trustee.  If an Event of Default specified in clauses (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 8.07.

Section 7.09           Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 8.07.

Section 7.10           Priorities.  If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 8.07;

SECOND:  to Holders for amounts due and unpaid on the Securities for principal or interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.  At least fifteen (15) days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 7.11           Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this First Supplemental Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 7.12           Undertaking of Costs.  In any suit for the enforcement of any right or remedy under this First Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 7.12 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than ten percent (10%) in outstanding principal amount of the Securities.

ARTICLE 8
Trustee

Section 8.01           Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this First Supplemental Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this First Supplemental Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense that might be incurred in compliance with such request or direction.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this First Supplemental Indenture and no implied covenants or obligations shall be read into this First Supplemental Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this First Supplemental Indenture.  However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this First Supplemental Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05.

(d)           Every provision of this First Supplemental Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.01.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this First Supplemental Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)           Every provision of this First Supplemental Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

(i)            Unless otherwise specifically provided in this First Supplemental Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 8.02           Rights of Trustee.  Subject to Section 8.01:

(a)           The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.  The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate and an Opinion of Counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this First Supplemental Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) resulting from actions taken in good faith and which the Trustee believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(g)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, Securities Custodian and other Person employed to act hereunder.

(h)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this First Supplemental Indenture.

(i)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless an Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by an Officer of the Trustee from the Company or the Holders of twenty five percent (25%) in aggregate principal amount of the outstanding Securities, and such notice references the specific Default or Event of Default, the Securities and this First Supplemental Indenture.

(j)            The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

(k)           The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

Section 8.03           Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Sections 8.10 and 8.11.  In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if, during the continuance of any Default, the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within ninety (90)

days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

Section 8.04           Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this First Supplemental Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 8.05           Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge thereof, the Trustee shall mail by first class mail to each Holder at the address set forth in the Securities Register notice of the Default or Event of Default within ninety (90) days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Holders.

Section 8.06           Reports by Trustee to Holders.  Within sixty (60) days after each April 15 beginning with the April 15 following the date of this First Supplemental Indenture, the Trustee shall mail to each Holder a brief report dated as of such April 15 that complies with TIA § 313(a), if required by such TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports required by TIA § 313(c). A copy of each such report, at the time of such mailing to the Holders, shall be furnished to the Company and filed with each stock exchange upon which the Securities are listed, and with the SEC.  The Company agrees to notify the Trustee when and as the Securities are or become admitted to trading on any stock exchange.

Section 8.07           Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this First Supplemental Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  In addition to the compensation the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it.  Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this First Supplemental Indenture (including this Section 8.07) and of defending itself against any claims (whether asserted by any Holder, the Company, or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense.  The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense.  The

Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 8.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, or interest on, particular Securities.  Such lien shall survive the satisfaction and discharge of this First Supplemental Indenture.  The Trustee’s right to receive payment of any amounts due under this Section 8.07 shall not be subordinate to any other unsecured liability or debt of the Company.

The Company’s payment obligations pursuant to this Section 8.07 shall survive the discharge of this First Supplemental Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(h) or Section 7.01(i) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 8.08           Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(a)           the Trustee fails to comply with Section 8.10;

(b)           the Trustee is adjudged bankrupt or insolvent;

(c)           a receiver or other public officer takes charge of the Trustee or its property; or

(d)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this First Supplemental Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least ten percent (10%) in principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09           Successor Trustee by Merger.  If the Trustee consolidates with, merges or exchanges into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, exchange or consolidation to the Trustee shall succeed to the trusts created by this First Supplemental Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or exchange.

Section 8.10           Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least One Hundred Million ($100,000,000) as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding, including the Original Indenture and the Indenture governing the Company’s 4.125% Convertible Subordinated Notes due December 21, 2008, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 8.11           Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 9
Discharge of First Supplemental Indenture

Section 9.01           Discharge of Liability on Securities.  When (a) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (i) been deposited for conversion (after all related Observation Periods have elapsed) and the Company shall deliver to the Holders shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (ii) become due and payable on the Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or wrongfully taken and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and interest accrued and unpaid to such Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (a) or (b) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this First Supplemental Indenture with respect to the Securities shall cease to be of further effect (except as to (x) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (y) rights hereunder of Holders to receive from the Trustee payments of the amounts then due, including interest, with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof solely with respect to the amounts, if any, so deposited with the Trustee; and (z) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this First Supplemental Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 9.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this First Supplemental Indenture with respect to the Securities; however, the Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this First Supplemental Indenture with respect to the Securities.

Section 9.02           Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this First Supplemental Indenture with respect to the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this First Supplemental Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of, or interest on, any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 9.03           Officers’ Certificate; Opinion of Counsel.  Upon any application or demand by the Company to the Trustee to take any action under Section 9.01, the Company shall furnish to the Trustee an Officers’ Certificate or Opinion of Counsel stating that all conditions precedent, if any, provided for in this First Supplemental Indenture relating to the proposed action have been complied with.

ARTICLE 10
Amendments

Section 10.01         Without Consent of Holders.  The Company and the Trustee may amend this First Supplemental Indenture and the Securities without notice to or consent of any Holder:

(a)           to cure any ambiguity, omission, defect or inconsistency in this First Supplemental Indenture in a manner that does not individually or in the aggregate adversely affect the rights of any Holder of Securities in any respect;

(b)           to comply with Article 4 in respect of the assumption by a Successor Company of an obligation of the Company under this First Supplemental Indenture;

(c)           to secure the Securities;

(d)           to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company under this First Supplemental Indenture;

(e)           to comply with any requirement of the SEC in connection with the qualification of this First Supplemental Indenture under the TIA;

(f)            to provide for the acceptance of appointment by a successor Trustee or Paying Agent or facilitate the administration of the trusts under this First Supplemental Indenture by more than one Trustee or Paying Agent;

(g)           to add to any Events of Default for the benefit of Holders of Securities;

(h)           to make any change that does not materially adversely affect the rights of any Holder;

(i)            to conform the text of this First Supplemental Indenture or the Securities to the “Description of Notes” section of the Offering Memorandum;

(j)            to change or eliminate any provision in this First Supplemental Indenture, provided, that such change or elimination will become effective only when there are no Securities outstanding which are entitled to the benefit of such provision; or

(k)           to supplement any provision of this First Supplemental Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Securities, provided, that such action shall not adversely affect the interests of the Holders in any material respect.

After an amendment under this Section 10.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all

Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

Section 10.02         With Consent of Holders.  The Company and the Trustee may amend this First Supplemental Indenture and the Securities without notice to any Holder but with the written or electronic consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and subject to the provisions of Section 7.04, past Defaults or compliance with the provisions of this First Supplemental Indenture or the Securities issued hereunder or related Guarantees may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  However, without the consent of each Holder affected, an amendment or waiver may not:

(a)           reduce the percentage in aggregate principal amount of Securities whose Holders must consent to an amendment of this First Supplemental Indenture, to waive compliance with specified provisions hereof or any past default or reduce the voting requirements set forth herein;

(b)           reduce the principal amount of, or the rate of interest, on any Security, or change any Redemption Date or reduce any Redemption Price;

(c)           change the Stated Maturity or the date on which the Company shall pay interest in respect of any Security;

(d)           impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities or the delivery of shares of Common Stock or cash, if any, pursuant to Section 12.01(d);

(e)           make any change that impairs or adversely affects the right of any Holder to convert such Holder’s Securities;

(f)            reduce the Redemption Price, the Fundamental Change Purchase Price or the Purchase Price payable upon the redemption, repayment, purchase or conversion of any Security (or the time when such redemption, repayment, purchase or conversion may be made);

(g)           change the place of payment, or the coin or currency, for the payment of the principal amount of, or any interest on, the Securities (it being understood that all references to cash in this First Supplemental Indenture and the Securities are to U.S. legal tender); or

(h)           make any changes to Section 10.02(a) through (g), or any provisions of this First Supplemental Indenture relating to the waiver of certain past defaults or certain covenants, except to increase the percentage of Holders required to effect such action or to provide that specified other provisions of this First Supplemental Indenture may not be modified or waived without the consent of the Holders of each Security affected thereby.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  A consent to any amendment or waiver under this First Supplemental Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.02.

Section 10.03         Compliance with Trust Indenture Act.  Every amendment or supplement to this First Supplemental Indenture or the Securities shall comply with the TIA as then in effect.

Section 10.04         Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written or electronic consents under Section 10.01 or 10.02, as applicable.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this First Supplemental Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than one hundred twenty (120) days after such record date.

Section 10.05         Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 10.06         Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive and (subject to Sections 8.01 and

8.02) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this First Supplemental Indenture.

ARTICLE 11
Purchase at the Option of Holders Upon a Fundamental
Change; Purchase at the Option of Holders

Section 11.01         Purchase at the Option of the Holder Upon a Fundamental Change.  If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities on a date specified by the Company that is no later than the thirty fifth (35th) calendar day after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 11.02(d)) (the “Fundamental Change Purchase Date”).  The Company shall purchase such Securities at a price (the “Fundamental Change Purchase Price”), which shall be paid in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased plus accrued and unpaid interest, to but excluding the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is between a Regular Record Date and the Interest Payment Date to which it relates, in which case the Fundamental Change Purchase Price shall equal one hundred percent (100%) of the principal amount of Securities to be purchased and accrued and unpaid interest shall be paid to the Holder of record on the Regular Record Date.

(a)           Notice of Fundamental Change.  The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below) the Paying Agent, in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 11.02(a) hereof, on or before the twentieth (20th) calendar day after the occurrence of such Fundamental Change.  The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

(b)           Exercise of Option.  For a Security to be so purchased at the option of the Holder, such Holder must deliver to the Paying Agent such Security duly endorsed for transfer, together with a written notice of purchase (a “Fundamental Change Purchase Notice”) in the form entitled “Form of Fundamental Change Purchase Notice” attached to the Security duly completed, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.  The Fundamental Change Purchase Notice shall state:

(i)            if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased, or if not certificated, such notice must comply with appropriate DTC procedures;

(ii)           the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be One Thousand Dollars ($1,000) in principal amount or a multiple thereof; and

(iii)          that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 4 of the Securities and in this First Supplemental Indenture.

(c)           Procedures.  The Company shall purchase from a Holder, pursuant to this Section 11.01, Securities if the principal amount of such Securities is One Thousand Dollars ($1,000) or a multiple of One Thousand Dollars ($1,000) if so requested by such Holder.

Any purchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder within two (2) Business Days following the later of the Fundamental Change Purchase Date or the time of book-entry transfer and delivery of the Securities.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 11.01 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.02(b).

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

At or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section 11.01.  Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made within two (2) Business Days following the later of the Fundamental Change Purchase Date and the time of book-entry transfer or delivery of such Securities.  If the Paying Agent holds, in accordance with the terms of this First Supplemental Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the Fundamental Change Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest upon delivery or transfer of the Securities).  Nothing herein shall preclude any withholding tax required by law.

The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying

Agent.  Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

Section 11.02         Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change.

(a)           Notice of Purchase Date or Fundamental Change.  The Company shall send notices (each, a “Company Notice”) to the Holders, the Trustee, the Paying Agent and Beneficial Owners as required by applicable law on or before the twentieth (20th) calendar day after the occurrence of the Fundamental Change (each such date of delivery, a “Company Notice Date”).  Each Company Notice shall include a form of Fundamental Change Purchase Notice to be completed by a Holder and shall state:

(i)            the applicable Fundamental Change Purchase Price;

(ii)           if conversion is permitted under Section 12.01(a)(iv), the Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate;

(iii)          the applicable Fundamental Change Purchase Date and the last date on which a Holder may exercise its repurchase rights under Section 11.01;

(iv)          the name and address of the Paying Agent and the Conversion Agent;

(v)           that Securities must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(vi)          that Securities as to which a Fundamental Change Purchase Notice has been delivered may be surrendered for conversion only if the applicable Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this First Supplemental Indenture;

(vii)         that the Fundamental Change Purchase Price for any Securities as to which a Fundamental Change Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent within two (2) Business Days following the later of the Fundamental Change Purchase Date and the time of book-entry transfer or delivery of such Securities;

(viii)        the procedures the Holder must follow under Section 11.01;

(ix)           that, unless the Company defaults in making payment of such Fundamental Change Purchase Price on Securities covered by any Fundamental Change Purchase Notice interest will cease to accrue on and after the Fundamental Change Purchase Date;

(x)            the CUSIP or ISIN number of the Securities;

(xi)           the procedures for withdrawing a Fundamental Change Purchase Notice; and

(xii)          the events causing a Fundamental Change and the effective date of the Fundamental Change.

Simultaneously with providing such Company Notice, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the fundamental change or publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or through such other public medium at it may use at the time.  In addition, the Company will publish such information on the Company’s then existing website.

At the Company’s request, made at least five (5) Business Days prior to the date upon which such notice is to be mailed, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

(b)           Adequacy and Effect of Purchase Notice or Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default.  The Company shall reasonably determine whether the Fundamental Change Purchase Notice delivered by the relevant Holders satisfies the conditions set out in Section 11.01 and Section 11.02 for such notices.  The Company’s determination under this Section 11.02(b) will be binding and conclusive, absent manifest error.

Upon receipt by the Company of a Fundamental Change Purchase Notice specified in Section 11.01(b), the Holder of the Securities in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Securities.  Such Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder within two (2) Business Days following the later of (a) the Fundamental Change Purchase Date, with respect to such Securities (provided the conditions in this Article 11 have been satisfied) and (b) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 11.01.  Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be exchanged on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Fundamental Change Purchase Date to which it relates, specifying:

(i)            the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(ii)           if certificated, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and

(iii)          the principal amount, if any, of such Securities which remains subject to the original Fundamental Change Purchase Notice and which has been or shall be delivered for purchase by the Company.

There shall be no purchase of any Securities pursuant to Section 11.01 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Fundamental Change Purchase Price).  The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Fundamental Change Purchase Price) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(c)           Securities Purchased in Part.  Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased.

(d)           Covenant to Comply with Securities Laws Upon Purchase of Securities.  In connection with any offer to purchase Securities under Section 11.01, the Company shall, to the extent applicable, (i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 11.01 to be exercised in the time and in the manner specified in Section 11.01.

(e)           Repayment to the Company.  Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 8 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Fundamental Change Purchase Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 11.01(c) exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then promptly on and after the Business Day following the Fundamental Change Purchase Date the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

(f)            Officers’ Certificate.  At least three (3) Business Days before the Company Notice Date, the Company shall deliver an Officers’ Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 11.02(a) herein.

ARTICLE 12
Conversion

Section 12.01         Conversion of Securities.

(a)           Right to Convert.  Subject to the procedures for exchange set forth in this Article 12, a Holder may convert its Securities at the Conversion Rate during a specified period when one or more of the conditions specified below are met.  Whenever the Securities shall become convertible upon one or more of the conditions stated in clauses (i), (ii), (iv)(A), (iv)(B) or (iv)(C) below, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 14.02 and, in the case of one or more conditions stated in clauses (iv)(B) or (iv)(C), the Company shall also publish a notice in accordance with Section 11.02(a).  For the avoidance of doubt, the Trustee has no duty to determine if Securities have become convertible, and its only obligation is to notify Holders of such at the Company’s request.  Whenever the Securities shall become convertible upon the condition stated in clause (iii), notice of the event triggering such convertibility shall be given in accordance with the provisions of Section 6.04.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(i)            Conversion Upon Satisfaction of Market Price Condition.  A Holder may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2007 if, and only if, the Last Reported Sale Price for the Common Stock for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter as determined by the Company is greater than or equal to one hundred thirty percent (130%) of the Conversion Price in effect on such last Trading Day.  The Board of Directors of the Company will make appropriate adjustments in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during that thirty (30) consecutive Trading Day period.

(ii)           Conversion Upon Satisfaction of Trading Price Condition.  A Holder may surrender its Securities for conversion during the five (5) consecutive Trading Day period after any five (5) consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per One Thousand Dollars ($1,000) principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 12.01(a)(ii), for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate for such Trading Day.  In connection with any exchange in accordance with this Section 12.01(a)(ii), the Trustee shall have no obligation to determine the Trading Price of the Securities unless requested by the Company; and the Company shall have no obligation to make such request unless a

Holder provides the Company with reasonable evidence that the Trading Price per One Thousand Dollars ($1,000) principal amount of Securities would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  Promptly after receiving such evidence, the Company shall instruct the Trustee to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per One Thousand Dollars ($1,000) principal amount of Securities for any Trading Day is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

(iii)          Conversion Upon Notice of Redemption.  If the Company calls any or all of the Securities for Redemption, a Holder may surrender for conversion all or a portion of its Securities called for redemption at any time prior to the close of business on the second Scheduled Trading Day prior to the related Redemption Date, even if the Securities are not otherwise convertible at such time, after which time a Holder’s right to convert will expire unless the Company defaults in the payment of the Redemption Price.  For the avoidance of doubt, if the Company gives two or more notices of redemption such that the Observation Periods applicable to the relevant Redemption Dates overlap, the Observation Period based on the first notice of redemption that is given shall be applicable to such Securities.

(iv)          Conversion Upon Specified Transactions.

(A)          If the Company elects to (1) distribute to all holders of Common Stock any rights or warrants entitling them to purchase, for a period expiring within forty five (45) days after the Ex-Dividend Date of the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Price of Common Stock for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, or (2) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share Fair Market Value, as determined by the Company’s Board of Directors, exceeding fifteen percent (15%) of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, then, in each case, the Company must notify the Holders of such distribution and of their rights under this clause (A), in the manner provided in Section 14.02, at least twenty five (25) Scheduled Trading Days prior to the Ex-Dividend Date for such distribution.  Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately prior to such Ex-Dividend Date and the announcement that such distribution will not take place even if the Securities are not otherwise convertible at such time.  Notwithstanding the foregoing, a Holder may not surrender Securities for conversion if such Holder may participate (as a result of holding the Securities, and at the same time as holders of Common Stock participate) in any of the transactions described in this Section 12.01(a)(iv) as if such Holder of the Securities held a number of shares of Common Stock equal to the applicable

Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder, without being required to convert the Securities.

(B)           If the Company is party to a transaction described in clause (a) of the definition of Fundamental Change (after giving effect to the proviso set forth in the definition thereof relating to Publicly Traded Securities) or a combination, merger, binding share exchange or sale, lease or other transfer of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property that does not constitute a Fundamental Change, the Company must notify Holders of such an event and of their rights under this clause (B), in the manner provided in Section 14.02, at least twenty five (25) Scheduled Trading Days prior to the anticipated effective date for such transaction.  Once the Company has given such notice, Holders may surrender Securities for conversion at any time until five (5) Scheduled Trading Days after the actual effective date of such transaction.

(C)           A Holder may surrender all or a portion of such Holder’s Securities for conversion, if a Fundamental Change of the type described in clause (b), (c) or (d) in the definition thereof occurs.  In such event, Holders may surrender Securities for conversion at any time beginning on the actual effective date of such Fundamental Change until and including the date which is five (5) Scheduled Trading Days after the actual effective date of such transaction or, if later, until the related Fundamental Change Purchase Date.

A Holder may convert a portion of the principal amount of Securities if the portion is One Thousand Dollars ($1,000) or a multiple of One Thousand Dollars ($1,000).  The number of shares of Common Stock issuable or the combination of cash payable and the number of shares of Common Stock issuable, if any, upon conversion of a Security shall be determined as set forth in Section 12.01(d).

(b)           Conversion During Specified Period Immediately Prior to Stated Maturity.  Notwithstanding anything herein to the contrary, a Holder may surrender its Securities for conversion beginning on January 15, 2012, until the close of business on the second (2nd) Business Day immediately preceding the Stated Maturity.

(c)           Conversion Procedures.  The following procedures shall apply to the conversion of Securities:

(i)            In respect of a Definitive Security, a Holder must (A) complete and manually sign the conversion notice on the back of the Security, or a facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Security to the Conversion Agent; (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Conversion Agent; (D) if required pursuant to Section 12.01(h), pay all transfer or similar taxes; and (E) if required pursuant to Section 2.01(d), pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled.

(ii)           In respect of a beneficial interest in a Global Security, a Beneficial Owner must comply with DTC’s procedures for exchanging a beneficial interest in a Global Security and, if required pursuant to Section 2.01(d), pay funds equal to interest payable on the next Interest Payment Date to which such Beneficial Owner is not entitled, and if required, taxes or duties, if any.

The date a Holder satisfies the foregoing requirements is the “Conversion Date” hereunder.

If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable or the combination of the cash payable and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Securities exchanged.

Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

Delivery of shares of Common Stock will be accomplished by delivery to the Conversion Agent of certificates for the relevant number of shares of Common Stock, other than in the case of Holders of Global Securities in book-entry form with DTC, in which case shares of Common Stock shall be delivered in accordance with DTC customary practices.  In addition, the Company will pay cash for any fractional shares of Common Stock in accordance with Section 12.01(g).

(d)           Settlement Upon Conversion.  In the event that the Company receives a Holder’s notice of conversion upon fulfillment of one or more of the conditions to conversion described in this Section 12.01, the Company will notify the relevant Holders within two (2) Scheduled Trading Days following the Conversion Date whether the Company will satisfy its obligation to convert the Securities through delivery of (x) shares of Common Stock pursuant to clause (ii) below or (y) a combination of cash and shares of Common Stock pursuant to clause (i) below.  However, the Company will not be permitted to elect the option described in either (x) or (y) if the Company has made the election to waive either option pursuant to an election made under Section 12.01(e).

(i)            Net Share Settlement.  If the Company chooses or has to satisfy its obligation to convert the Securities (the “Conversion Obligation”) by a combination of cash and shares of Common Stock, upon conversion the Company will, except as provided in Section 12.01(f), deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, a “Settlement Amount” equal to the sum of the Daily Conversion Values for each of the twenty five (25) VWAP Trading Days during the Observation Period for such Security.

“Daily Settlement Amount,” for each of the twenty five (25) VWAP Trading Days during the Observation Period, shall consist of:

(A)          cash equal to the lesser of Forty Dollars ($40) and the Daily Conversion Value; and

(B)           to the extent the Daily Conversion Value exceeds Forty Dollars ($40), a number of shares of the Common Stock equal to, (A) the difference between the Daily Conversion Value and Forty Dollars ($40), divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily Conversion Value” means, for each of the twenty five (25) consecutive VWAP Trading Days during the Observation Period, four percent (4%) of the product of (1) the applicable Conversion Rate and (2) the Daily VWAP of the Common Stock on such VWAP Trading Day.

“Daily VWAP” means, for each of the twenty five (25) consecutive VWAP Trading Days during the Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VECO UN <EQUITY> VAP <GO>”, or its equivalent successor page, in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such VWAP Trading Day, or if such volume-weighted average price is unavailable or if such page or its equivalent is unavailable, the (a) price of each trade in shares of Common Stock multiplied by the number of shares of Common Stock in each such trade (b) divided by the total number of shares of Common Stock traded, in each case during such VWAP Trading Day from 9:30 a.m. to 4:00 p.m., New York City time on The NASDAQ Global Select Market or, if the Common Stock is not traded on The NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed, by a nationally recognized independent investment banking firm retained for this purpose by the Company.

The Settlement Amount in respect of any Security exchanged pursuant to this clause (i) will be delivered to converting Holders as soon as practicable following the last day of the Observation Period for the Conversion Date for such Security.

(ii)           Full Share Settlement.  If the Company elects to satisfy its Conversion Obligation in shares of Common Stock pursuant to this Section 12.01(d), upon conversion the Company will, except as provided in Section 12.01(f), deliver to any converting Holder a number of shares of Common Stock equal to (A) the aggregate principal amount of Securities being converted by such Holder divided by One Thousand Dollars ($1,000), multiplied by (B) the applicable Conversion Rate.

The shares of Common Stock delivered pursuant to this clause (ii) (and cash in lieu of any fractional shares) will be delivered through the Conversion Agent or DTC as soon as practicable following the last day of the Observation Period for the Conversion Date for such Security.

(iii)          Holder of Record.  With respect to a conversion of a Security pursuant hereto, at and after the close of business on the last Trading Day (the “Relevant Date”) of the Observation Period applicable to such conversion, the Person in whose name any certificate representing any shares of Common Stock issuable upon such conversion is registered shall be treated as a stockholder of record of the Company; provided, however, that if any such shares of Common Stock constitute Additional Shares, then the Relevant Date with respect to such shares that constitute Additional Shares shall instead be deemed to be the later of (A) the last Trading Day of the Observation Period applicable to such conversion, and (B) the Effective Date of the Fundamental Change resulting in the Additional Shares.  On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein.  A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive shares of Common Stock in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.

(iv)          Continued NASDAQ Listing Standards.  Notwithstanding anything to the contrary in this First Supplemental Indenture, in no event will the Company issue shares of Common Stock beyond the maximum level permitted by the continued listing standards of The Nasdaq Stock Market.  In accordance with such listing standards, the restrictions set forth in this Section 12.01(d)(iv) will apply at any time when Securities are outstanding, regardless of whether the Company has a class of securities listed on The Nasdaq Stock Market.

(e)           Irrevocable Election of Settlement Method.  At any time, upon ten (10) Business Days’ prior written notice to the Trustee and the Holders, the Company may irrevocably waive, in its sole discretion and without the consent of the Holders, by notice to the Trustee and the Holders, its right to satisfy its Conversion Obligation in either (i) shares of Common Stock based on the applicable Conversion Rate, or (ii) a combination of cash and shares of Common Stock, as set forth in Section 12.01(d), such that following its delivery of such notice the Company may no longer satisfy its Conversion Obligation by the method specified in either Section 12.01(d)(i) or Section 12.01(d)(ii), to the extent the Company elects in such notice.

(f)            Surrender to a Financial Institution in Lieu of Conversion.  When a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent to surrender such Securities to a financial institution designated by the Company (the “Designated Institution”) for transfer in lieu of conversion.  In order to accept any Securities surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Securities, cash or a combination of cash and shares of Common Stock, if applicable, equal to the consideration due upon conversion, as determined under Section 12.01(d).  By the close of business on the Scheduled Trading Day immediately preceding the start of the Observation Period, the Company will notify the Holder surrendering Securities for conversion that (i) it has directed the Designated Institution to accept the Securities in lieu of conversion, and (ii) whether the Designated Institution will deliver, upon conversion, cash or a combination of cash and shares of Common Stock, if applicable, equal to the consideration due upon exchange, as determined under Section 12.01(d).  If the Designated Institution accepts any such Securities, it will deliver the appropriate cash or cash and shares of Common Stock, if applicable, as the case may be, to the Conversion Agent and the Conversion Agent will deliver the cash or cash and shares of Common Stock, if applicable, as the case may be, to the Holder.  Any Securities accepted by the Designated Institution in lieu of conversion will remain outstanding.  If the Designated Institution agrees to accept any Securities surrendered for conversion but does not timely deliver the related consideration, or if such Designated Institution does not accept the Securities for conversion, the Company will, as promptly as practical thereafter convert the Securities into cash or cash and shares of Common Stock, if applicable, in accordance with the election made by the Company in the initial notice to the Holders surrendering the Securities and based on the Observation Period as determined under Section 12.01(d).  The Company’s designation of a financial institution to which the Securities may be surrendered for conversion does not require the institution to accept any Securities.  The Company will not pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.

(g)           Cash Payments in Lieu of Fractional Shares.  The Company shall not deliver a fractional share of Common Stock upon conversion of the Securities.  Instead the Company shall deliver cash for the current market value of the fractional share.  The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Daily VWAP of a full share of Common Stock on the final Trading Day of the related Observation Period by the fractional amount and rounding the product to the nearest whole cent.

(h)           Taxes on Conversion.  If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock issued to satisfy the Net Amount.  However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name.  The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name, but the Conversion Agent shall have no duty to determine if any such tax is due.  Nothing herein shall preclude any withholding of tax required by law.

(i)            Certain Covenants of the Company.

(i)            The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, a sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities and to deliver any shares of Common Stock required to be delivered by the Company upon conversion of the Securities in accordance with this Article 12.

(ii)           All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(iii)          The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(iv)          Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share of the Common Stock, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

Section 12.02         Adjustments to the Conversion Rate.  The applicable Conversion Rate shall be adjusted by the Company as follows:

(a)           If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1/OS0)

where,

CR0              =    the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

CR1              =    the new Conversion Rate in effect immediately after the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS0              =    the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;

OS1              =    the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.

Such adjustment shall become effective on the date that is immediately after (i) the Ex-Dividend Date for such dividend or distribution, or (ii) the date on which such split or combination becomes effective, as applicable.  If any dividend or distribution of the type described in this Section 12.02(a) is declared but not so paid or made, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company distributes to all holders of its Common Stock any rights, warrants, options or other securities entitling them to purchase, for a period of not more than forty five (45) days after the Ex-Dividend Date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x ((OS0 + X) / (OS0 + Y))

where,

CR0              =    the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1              =    the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

OS0              =    the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X                                       =    the total number of shares of Common Stock issuable pursuant to such rights or warrants, options or other securities; and

Y                                        =    the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options or other securities, and (B) the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

If the application of the formula set forth in this Section 12.02(b) would result in a decrease in the Conversion Rate, the Company shall make no adjustment to the Conversion Rate.

For purposes of this Section 12.02(b), in determining whether any rights, warrants, options or other securities entitle the Holders to subscribe for or purchase, or exercise a conversion right for, shares of Common Stock at less than the average of the applicable Last Reported Sale Prices, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants, options or other securities, and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

If any right, warrant, option or other security described in this Section 12.02(b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant, option or other security had not been so issued.  Any adjustment made pursuant to this Section 12.02(b) shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

(c)           If the Company distributes shares of Capital Stock, evidences of its indebtedness or other assets or property of the Company to all holders of the Common Stock, excluding:

(i)            dividends, distributions, rights, warrants, options or other securities referred to in clause (a) or (b) above;

(ii)           dividends or distributions paid exclusively in cash referred to in paragraph (d) below; and

(iii)          Spin-Offs, to which the provisions set forth below in this clause (c) shall apply;

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (SP0/(SP0-FMV)

where,

CR0              =    the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1              =    the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0               =    the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                     =    the average of the Fair Market Values (as determined in good faith by the Board of Directors of the Company) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock over the ten (10) consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Ex-Dividend Date for the applicable distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of, relating to, or with respect to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:

CR1 = CR0 x ((FMV0 + MP0)/MP0)

where,

CR0              =    the Conversion Rate in effect immediately prior to the tenth (10th) Trading Day immediately following, and including, the effective date of the Spin-Off;

CR1              =    the new Conversion Rate in effect immediately after the tenth (10th) Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0        =    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0            =    the average of the Last Reported Sale Prices of Common Stock over the first ten (10) consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur immediately after the tenth (10th) Trading Day immediately following, and including, the effective date of the Spin-Off provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days following the effective date of any Spin-Off, references within the portion of this clause (c) related to “Spin-Offs” to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the relevant Conversion Date.

If any such dividend or distribution described in this clause (c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)           If any cash dividend or distribution is made to all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (SP0/(SP0-C)

where,

CR0              =    the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution;

CR1              =    the new Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution;

SP0               =    the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

C                                        =    the amount in cash per share of Common Stock distributed to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this clause (d) shall become effective immediately after the Ex-Dividend Date for the applicable dividend or distribution.  If any dividend or distribution described in this clause (d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x (AC + (SP1 x OS1))/(SP1 x OS0)

where,

CR0              =    the Conversion Rate in effect at the close of business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1              =    the new Conversion Rate in effect immediately following the last Trading Day of the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires;

AC                              =    the aggregate value of all cash and any other consideration (as determined in good faith by the Company’s Board of Directors) paid or payable for the shares of Common Stock purchased in such tender or exchange offer;

OS0              =    the number of shares of Common Stock outstanding immediately prior to the expiration of such tender or exchange offer;

OS1              =    the number of shares of Common Stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1               =    the average of the Last Reported Sale Prices of Common Stock over the ten (10) consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this clause (e) shall become effective immediately following the tenth (10th) Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days following the date that any tender or exchange offer expires, references within this clause (e) to ten (10) Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.  If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)            Without limiting the foregoing provisions of this Section 12.02, no adjustment will be made thereunder, nor shall an adjustment be made to the ability of a Holder to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder’s securities as if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such holder, without having to convert its Securities.  Further, if the application of the foregoing formulae in this Section 12.02 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (except on account of share combinations).

(g) No adjustment to the Conversion Rate will be made unless as specifically set forth in this Section 12.02 and in Section 12.03.  Further, in the event of an adjustment to the Conversion Rate pursuant to Section 12.02(d) or Section 12.02(e), in no event will the Conversion Rate exceed 71.09 shares of Common Stock per One Thousand Dollars ($1,000) principal amount of Securities, subject to adjustment pursuant to clauses (a), (b) or (c) above.  For the avoidance of doubt, this cap on the Conversion Rate will not apply to an adjustment to the Conversion Rate pursuant to Section 12.02(a), Section 12.02(b) and Section 12.02(c).

(h)           Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i)          upon the issuance of any shares of Common Stock pursuant to any public or private offering;

(ii)         upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)        upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employment agreement or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iv)        upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, convertible or exchangeable security not described in clause (ii) above and outstanding as of the Issue Date;

(v)         for a change in the par value of the Common Stock;

(vi)        for accrued and unpaid dividends or Interest; or

(vii)       as a result of a tender offer solely to holders of fewer than 100 shares of the Company’s Common Stock.

(i)            No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least one percent (1%) of the Conversion Rate.  If the adjustment is not made because the adjustment does not change the Conversion Rate by at least one percent (1%), then the adjustment that is not made will be carried forward and taken into account in any future adjustment.  All required calculations will be made to the nearest cent or one one-thousandth (1/1000th) of a share of Common Stock, as the case may be.  Notwithstanding the foregoing, if the Securities are called for redemption, all adjustments not made on or prior to the date thirty (30) days prior to the applicable Redemption Date will be made effective as of such date thirty (30) days prior to such Redemption Date.

(j)            Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at such Holder’s last address appearing on the Securities Register provided for in Section 2.05 of this First Supplemental Indenture within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)           For purposes of this Section 12.02, the number of shares of Common Stock outstanding at any time shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  If the Company pays any dividend or makes any distribution on, or issues any rights, options or warrants in respect of, shares of Common Stock held in treasury by the Company, the Company shall not issue, transfer or convey such shares of Common Stock in a manner that would have the effect of circumventing the provisions of this Section 12.02.

(l)            Whenever any provision of this Article 12 requires a calculation of an average of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Company’s Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

Section 12.03         Adjustment to Common Stock Delivered Upon Certain Fundamental Changes.

(a)           If a Holder elects to convert Securities pursuant to Section 12.01(a)(iv) above in connection with a corporate transaction described therein and the transaction constitutes a Fundamental Change, then, the Conversion Rate for such Securities shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described below.  Any conversion will be deemed to have occurred in connection with such Fundamental Change if such Securities are surrendered for conversion at a time when the Securities would be convertible in light of the expected or actual occurrence of a Fundamental Change and notwithstanding the fact that a Security may then be convertible because another condition to conversion also has been satisfied.

(b)           The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the actual effective date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price paid per share of Common Stock with respect to such Fundamental Change; provided that if the Stock Price is between two Stock Price amounts set forth in such table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year; provided further that if the Stock Price is greater than $80.00 per share (subject to adjustment as set forth in clause (d) below) or less than $19.73 per share (subject to adjustment as set forth in clause (d) below), then no Additional Shares will be issued upon conversion.  Notwithstanding the foregoing, the Conversion Rate shall not exceed 50.6842 shares of Common Stock per One Thousand Dollars ($1,000) principal amount of Securities on account of adjustments pursuant to this Section 12.03, subject to adjustments set out in Section 12.02(a) through (e).

(c)           If a Holder elects to convert a Security as described in this Section 12.03 prior to the Effective Date of any Fundamental Change, and the Fundamental Change does not occur, the Holder will not be entitled to Additional Shares in connection with such conversion.

(d)           The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted pursuant to Section 12.02.  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.02.

(e)           Settlement of Securities tendered for conversion upon a Fundamental Change, as to which the Conversion Rate will be increased by Additional Shares pursuant to this Section 12.03 shall occur as follows:

(i)            if the last day of the applicable Observation Period for such Securities is prior to the third Scheduled Trading Day immediately preceding the Effective Date, the Company shall deliver cash or cash and shares of Common Stock (together, if shares of Common Stock, with cash in lieu of fractional shares), determined in accordance with Section 12.01(d) by delivering the amount of cash and shares of Common Stock based on the applicable Conversion Rate then in effect without such Additional Shares, as promptly as practicable immediately following the last day of the applicable Observation Period; provided that such Settlement Amount and related Daily Conversion Values shall be based on the Conversion Rate without giving effect to the Additional Shares to be added thereto as set forth in this subsection.  As soon as practicable following the Effective Date, the Company shall calculate the increase in such amount of cash and Reference Property deliverable in lieu of Common Stock, as if the applicable Conversion Rate had been increased by such number of Additional Shares during the related Observation Period (and based upon the same Daily VWAP for each Trading Day in such Observation Period).  If such increased amount results in an increase to the amount of cash to be paid to Holders, the Company will pay such increase in cash, and if such increased Settlement Amount results in an increase to the number of shares of Common Stock, the Company will deliver such increase by delivering Reference Property based on such increased number of shares of Common Stock.  Any shares of Common Stock to be delivered following the Effective Date shall be subject to Section 12.04 and shall be delivered in Reference Property.

(ii)           If the last day of the applicable Observation Period for such Securities is on or after the third Scheduled Trading Day immediately preceding the Effective Date, the Company shall deliver the shares of Common Stock or the Settlement Amount (together, in each case, with cash in lieu of fractional shares) determined in accordance with Section 12.01(d) (such determination, for the avoidance of doubt, to include the number of Additional Shares to be added to the Conversion Rate as set forth in this subsection) on the later to occur of (x) the Effective Date and (y) as promptly as practicable following the last day of the Observation Period.  Any shares of Common Stock to be delivered on or following the Effective Date shall be subject to Section 12.04 and shall be delivered in Reference Property.

In no event shall the Company pay any such increase to the Conversion Rate or to the Settlement Amount if the transaction causing the increase to the Conversion Rate pursuant to this subsection never becomes effective.

Section 12.04         Effect of Recapitalizations, Reclassifications, and Changes of Common Stock.

(a)           If any of the following events occur:  (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 12.02(a) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person, or (iii) any sale or conveyance to another Person of all or substantially all of the property and assets of the Company and its Subsidiaries, in each case as a result of which Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event or transaction, a “Reorganization Event”), then, following the effective time of the Reorganization Event, the right to receive shares of Common Stock upon conversion of Securities, if any, will be changed into a right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) that a Holder of a like number of shares of Common Stock immediately prior to such Reorganization Event would have been entitled to receive upon such Reorganization Event.  If the Reorganization Event causes Common Stock to be exchanged into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.  The Company will notify Holders of the weighted average as soon as practicable after such determination is made.  Upon such Reorganization Event, the Company or any Successor Company will enter into a supplemental indenture consistent with the foregoing.  Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article 12, Article 10 and Article 11 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company’s Board of Directors (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities.

(b)           Following the effective time of any such Reorganization Event, settlement of Securities converted shall be in units of Reference Property or cash and units of Reference Property, if applicable, determined in accordance with Section 12.01(d)(i) and Section 12.01(d)(ii) above based on the Daily Conversion Value and Daily VWAP of such Reference Property.  For the purposes of determining such Daily Conversion Value and Daily VWAP, (i) if the Reference Property includes securities for which the price can be determined in a manner contemplated by the definition of Daily VWAP, then the value of such securities shall be determined in accordance with the principles set forth in such definition, as determined in good faith by the Company’s Board of Directors (which determination shall be conclusive and binding); (ii) if the Reference Property includes other property (other than securities as to which clause (i) applies or cash), then the value of such property shall be the Fair Market Value of such property as determined by the Company’s Board of Directors in good faith; and (iii) if the Reference Property includes cash, then the value of such cash shall be the amount thereof.

(c)           The Company shall cause notice of the execution of any supplemental indenture required by this Section 12.04 to be mailed to each Holder, at its address appearing on the Securities Register provided for in Section 2.05 of this First Supplemental Indenture, within twenty (20) calendar days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d)           The above provisions of this Section 12.04 shall similarly apply to successive Reorganization Events.

(e)           If this Section 12.04 applies to any event or occurrence, Section 12.02 shall not apply in respect of such event or occurrence.

(f)            The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing.  None of the foregoing provisions shall affect the right of a Holder of Securities to convert the Securities as set forth in Section 12.01 prior to the effective time of such Reorganization Event.

Section 12.05         Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine when the Securities become convertible, the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 12.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Officers’ Certificate with respect thereto.

Section 12.06         Stockholder Rights Plan.  To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive upon conversion of the Securities in respect of which the Company has elected to deliver Common Stock, if applicable, the rights under the rights plan, unless prior to any conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 12.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.  In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

Section 12.07         No Stockholder Rights.  For the avoidance of doubt, Holders of Securities will not have any rights as holders of Common Stock (including voting rights and rights to receive any dividends or other distributions on the Common Stock) if and until the Securities are converted into shares of Common Stock.

Section 12.08         Other Adjustments to the Conversion Rate.  In addition to the adjustments set forth above in this Article 12, the Company may increase the Conversion Rate in order to avoid or diminish any income tax to the holders of its Common Stock resulting from any dividend or distribution of Capital Stock (or rights to acquire the Company’s Common Stock) or from any event treated as such for income tax purposes.  The Company may also, from time to time, to the extent permitted by applicable law, increase the Conversion Rate by any amount for any period if the Board of Directors determines that such increase would be in the Company’s best interests.  If the Board of Directors makes such a determination, it will be conclusive and the Company will mail to Holders a notice of the increased Conversion Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Conversion Rate takes effect in accordance with applicable law.

Section 12.09         Withholding Taxes for Adjustments in Conversation Rate.  If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payments against payments of cash and shares of Common Stock on the Securities.

ARTICLE 13
Subordination

Section 13.01         Agreement to Subordinate.  The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness, interest and other obligations of any kind evidenced by the Security and this First Supplemental Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article 13, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), all secured Indebtedness, and that such subordination is for the benefit of the holders of Senior Indebtedness.

Section 13.02         Liquidation, Dissolution, Bankruptcy.  In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the consolidation or merger of the Company or its liquidation or dissolution following the conveyance, transfer or lease of its properties and assets substantially upon the terms and conditions described in Article 4), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all Senior Indebtedness, or provisions shall be made for such payment in full, before the Holders will be entitled to receive any payment or distribution of any kind or character (other than with respect to payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Securities are so subordinated (such equity securities or subordinated securities hereinafter being “Permitted Junior Securities”)) on account of principal of, or premium, if any, or interest on the Securities; and any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities), by set-off or otherwise, to which the

Holders or the Trustee would be entitled but for the provisions of this Article 13 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 13.03         Default on Designated Senior Indebtedness.

(a)           No payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities upon the occurrence of any Payment Default until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash.  “Payment Default” shall mean a default in payment, whether at scheduled maturity, upon scheduled installment, by acceleration or otherwise, of principal of, or premium, if any, or interest on Designated Senior Indebtedness beyond any applicable grace period.

(b)           Upon the occurrence of any Default or Event of Default with respect to Designated Senior Indebtedness, other than any Payment Default pursuant to which the maturity thereof may be accelerated (a “Non-Payment Default”) and receipt by the Trustee with respect to the Securities of written notice thereof from the trustee or other representative of holders of Designated Senior Indebtedness, of a Non-Payment Default, no payment or distribution of any assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), may be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Securities or on account of the purchase, redemption or other acquisition of Securities during a Payment Blockage Period (as defined below).

(c)           The Payment Blockage Period shall mean the period (each, a “Payment Blockage Period”) that will commence upon the date of receipt by the Trustee of written notice from the trustee or such other representative of the holders of the Designated Senior Indebtedness in respect of which the Non-Payment Default exists and shall end on the earliest of:

(i)          one hundred seventy nine (179) days thereafter (provided that any Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated),

(ii)         the date on which such Non-Payment default is cured, waived or ceases to exist;

(iii)        the date on which such Designated Senior Indebtedness is discharged or paid in full; and

(iv)        the date on which such Payment Blockage Period shall have been terminated by written notice to the Trustee or the Company from the trustee or such other representative initiating such Payment Blockage Period, after which the Company will resume making any and all required payments in respect of the Securities, including any missed payments unless a Payment Default then exists.  In any event, not more than one Payment Blockage Period may be commenced during any period of 365 consecutive days.  No Non-Payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be made, the basis for the commencement of a subsequent Payment Blockage Period, unless such Non-Payment Default has been cured or waived for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Period.

Section 13.04         Acceleration of Securities.  If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.  The holders of Senior Indebtedness, outstanding at the time of acceleration, shall be entitled to payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all obligations with respect to such Senior Indebtedness before the Holders of Securities are entitled to receive any payment or other distribution.

Section 13.05         When Distribution Must Be Paid Over.  In the event that, notwithstanding the provisions of Section 13.02 and 13.03, any payment or distribution of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder which is prohibited by such provisions, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered by such Trustee or Holder to, the Trustee or any other representative of holders of Senior Indebtedness, as their interest may appear, for application to Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any concurrent distribution to or for the holders of Senior Indebtedness.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this First Supplemental Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 13, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 13.06         Notice by the Company.  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any obligations with respect to the Securities to violate this Article 13, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 13.

Section 13.07         Subrogation.  After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness that is equal in right of payment to the Securities) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness.  A distribution made under this Article 13 to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company of the Securities.

Section 13.08         Relative Rights.  This Article 13 defines the relative rights of Holders and holders of Senior Indebtedness.  Nothing in this First Supplemental Indenture shall:  (i) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; (ii) affect the relative rights of Holders and creditors of Holders other than their rights in relation to holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Securities.  If the Company fails because of this Article 13 to pay principal of or interest on a Security on the Stated Maturity date, the failure is still a Default or Event of Default.

Section 13.09         Subordination May Not Be Impaired by the Company.  No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this First Supplemental Indenture.

Without in any way limiting the generality of this Section 13.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article 13 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following:  (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured;  (b) sell, exchange, release, foreclose against or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company, and Subsidiary thereof or any other Person.

Section 13.10         Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of any Senior Indebtedness, the distribution may be made and the notice given to their trustee or representative.

Upon any payment or distribution of assets of the Company referred to in this Article 13, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative(s) or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, all holders of the

Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 13.

Section 13.11         Rights of Trustee and Paying Agent.  Notwithstanding the provisions of this Article 13 or any other provisions of this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any obligations with respect to the Notes to violate this Article 13.  Only the Company or a representative of the holders of Designated Senior Indebtedness may give the notice.  Nothing in this Article 13 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 8.07.

The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee.

ARTICLE 14
Miscellaneous

Section 14.01         Trust Indenture Act Controls.  If any provision of this First Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this First Supplemental Indenture by the TIA, the provision required by the TIA shall control.

Section 14.02         Notices.  Any notice or communication shall be in writing in the English language (including telecopy or e-mail promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:
Veeco Instruments Inc.
100 Sunnyside Boulevard, Suite B
Woodbury, New York  11797
Attention:  Gregory A. Robbins, Esq.
Facsimile:  516-714-1208

if to the Trustee:
U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Jean Clarke
Facsimile: (212) 809-5459

The Company or the Trustee by notice to the other may designate additional or different addresses (including e-mail addresses) for subsequent notices or communications.

Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the Securities Register and shall be sufficiently given if so mailed within the time prescribed; provided that notices given to Holders holding Securities in book-entry form may be given through facilities of DTC or any successor depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

Section 14.03         Communication by Holders with other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this First Supplemental Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 14.04         Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this First Supplemental Indenture, the Company shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this First Supplemental Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 14.05         Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this First Supplemental Indenture shall include:

(a)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.

Section 14.06         When Securities Are Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, only Securities outstanding at the time shall be considered in any such determination.

Section 14.07         Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by, or a meeting of, Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 14.08         Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York, New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 14.09         Governing Law; Jurisdiction.  This First Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any conflicts of law principles or provisions.  By its execution and delivery of this First Supplemental Indenture, each party irrevocably and unconditionally agrees that any legal action, suit or proceeding against it with respect to any matter arising out of or in connection with this First Supplemental Indenture or the Securities, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the courts of the State of New York, county of New York, or in the United States District Court for the Southern District of New York.  By execution and delivery of this First Supplemental Indenture, each party irrevocably and unconditionally accepts and submits itself to the nonexclusive jurisdiction of such courts with respect to any such action, suit or proceeding.

Section 14.10         No Recourse Against Others.  An incorporator, director, Officer, manager, employee, member, partner or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, this First Supplemental Indenture, or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability; provided, however, the parties acknowledge that such waiver may not be effective to waive liability under federal securities laws.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 14.11         Successors.  All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 14.12         Multiple Originals.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this First Supplemental Indenture.  Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as a delivery of a manually executed counterpart of this First Supplemental Indenture.

Section 14.13         Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 14.14         Severability Clause.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 14.15         Calculations.  Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this First Supplemental Indenture and the Securities.  The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders.  The Company upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will deliver a copy of such schedule to any Holder upon the request of such Holder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

VEECO INSTRUMENTS INC.

By:	/s/ John F. Rein, Jr.
Name: John F. Rein, Jr.
Title: Executive Vice President and
Chief Financial Officer

U.S. BANK TRUST NATIONAL
ASSOCIATION

By:	/s/ Jean Clarke
Name: Jean Clarke
Title: Assistant Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities pursuant to Section 12.03 of this First Supplemental Indenture:

	Stock Price
Effective Date	$19.73	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00
April 20, 2007	13.9565	8.7473	6.1155	4.5603	3.5749	2.9092	2.4367	1.8148	1.4232	1.1512
April 15, 2008	13.9565	7.8942	5.2462	3.7637	2.8744	2.3021	1.9119	1.4181	1.1157	0.9071
April 15, 2009	13.9565	6.7616	4.1106	2.7544	2.0158	1.5798	1.3019	0.9693	0.7702	0.6318
April 15, 2010	13.9565	5.2539	2.5874	1.4739	0.9962	0.7671	0.6388	0.4909	0.3975	0.3292
April 15, 2011	13.9565	3.2723	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
April 15, 2012	13.9565	3.2723	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Security Legend, if applicable]

No. [ ]	Principal Amount $[ ]
as revised by the Schedule of Increases and
Decreases in Global Security attached hereto.

CUSIP NO.: 922417 AC 4
ISIN: [ ]

4.125% Convertible Subordinated Notes due April 15, 2012

Veeco Instruments Inc., a Delaware corporation, promises to pay to [                          ], or registered assigns, the principal sum of [                                    ] Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on April 15, 2012.

Interest Payment Dates:	April 15 and October 15,
commencing October 15, 2007

Regular Record Dates:	April 1 and October 1

Additional provisions of this Security are set forth on the attached “Terms of Securities.”

Dated: April , 2007

VEECO INSTRUMENTS INC.

By:
Name:
TRUSTEE’S CERTIFICATE OF	Title:
AUTHENTICATION

U.S. BANK TRUST NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Securities
referred to in the First Supplemental Indenture

By:
Authorized Signatory

TERMS OF SECURITIES
4.125% Convertible Subordinated Notes due April 15, 2012

Veeco Instruments Inc., a Delaware corporation (together with its successors and assigns under the First Supplemental Indenture hereinafter referred to, being herein called the “Company”), issued this Security under a First Supplemental Indenture dated as of April 20, 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “First Supplemental Indenture”), by and between the Company and U.S. Bank Trust National Association (the “Trustee”), to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders.  Additional Securities may be issued under the First Supplemental Indenture in an unlimited aggregate principal amount subject to certain conditions specified in the First Supplemental Indenture.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the First Supplemental Indenture, unless the context clearly indicates otherwise.

1.                                       Interest

The Company promises to pay interest on the principal amount of this Security at the rate of 4.125% per annum until (but excluding) April 15, 2012.

The Company will pay interest semiannually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing October 15, 2007, to Holders of record as of the relevant Regular Record Date.  Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from April 20, 2007.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of, or interest on, any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of Securities represented by a Global Security (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company.  The Company will pay principal of Definitive Securities at the office or agency designated by the Company for such purpose.  Interest on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of Two Million Dollars ($2,000,000) or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than Two Million Dollars ($2,000,000), either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3.                                       Redemption

No sinking fund is provided for the Securities.  Subject to certain conditions specified in the First Supplemental Indenture, the Securities will be redeemable, at the option of the Company, in whole or in part at any time and from time to time, on or after April 20, 2011, at a Redemption Price specified in the First Supplemental Indenture.

In the event that the Redemption Date occurs after a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, the Redemption Price for any such Securities to be redeemed shall be 100.0% of the principal amount of such Securities, and accrued and unpaid interest shall be paid to the Holder on such Regular Record Date.

4.                                       Purchase by the Company at the Option of the Holder Upon a Fundamental Change

If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the First Supplemental Indenture, to require the Company to purchase all or a portion of its Securities at a Fundamental Change Purchase Price specified in the First Supplemental Indenture.

5.                                       Conversion

Subject to the conditions and procedures set forth in the First Supplemental Indenture, and during the periods specified in the First Supplemental Indenture, a Holder may convert all or a portion of the Securities, on or prior to the close of business on the second Business Day immediately preceding Stated Maturity.

The initial Exchange Rate is           shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the First Supplemental Indenture.  Upon conversion, the Company will either (i) deliver shares of Common Stock based on the Conversion Rate or (ii) pay cash and shares of Common Stock, if any, based on a Daily Exchange Value calculated on a proportionate basis for each day of the 25-day Observation Period, as set forth in the First Supplemental Indenture.  The Company shall deliver cash in lieu of any fractional share of Common Stock.

A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000.  No payment or adjustment shall be made for dividends on the Common Stock except as provided in the First Supplemental Indenture.

6.                                       Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the First Supplemental Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the First Supplemental Indenture.  The Registrar need not register the transfer of or exchange of Securities (i) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; (ii) surrendered for exchange or, if a portion of any Security is surrendered for exchange, the portion thereof surrendered for exchange; or (iii) in certificated form for a period of 15 days prior to mailing a notice of redemption under Article 6 of the First Supplemental Indenture.

7.                                       Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

8.                                       Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company, subject to applicable abandoned property laws.

After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9.                                       Amendment, Waiver

Subject to certain exceptions, the First Supplemental Indenture contains provisions permitting an amendment of the First Supplemental Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Securities.

In addition, the First Supplemental Indenture permits an amendment of the First Supplemental Indenture or the Securities without the consent of any Holder under certain circumstances specified in the First Supplemental Indenture.

10.                                 Defaults and Remedies

Subject to the following paragraph, if an Event of Default specified in the First Supplemental Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately.  In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

Holders may not enforce the First Supplemental Indenture or the Securities except as provided in the First Supplemental Indenture.  The Trustee may refuse to enforce the First Supplemental Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

11.                                 Trustee Dealings with the Company

Subject to certain limitations set forth in the First Supplemental Indenture, the Trustee under the First Supplemental Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12.                                 No Recourse Against Others

An incorporator, director, officer, manager, employee, member, partner, organizer or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, the First Supplemental Indenture or for any claim in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Securities.

13.                                 Authentication

This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

14.                                 Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15.                                 CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

16.                                 Governing Law

This Security and the First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any conflicts of law principles or provisions.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the First Supplemental Indenture which has in it the text of this Security.  Requests may be made to:

Veeco Instruments Inc.
100 Sunnyside Boulevard, Suite B
Woodbury, New York 11797
Attention:  Chief Financial Officer
Facsimile:  (516) 677-0380

ASSIGNMENT FORM
To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint	agent to transfer this Security on the books of the
Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature
Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

☐ 1                           acquired for the undersigned’s own account, without transfer; or

☐ 2                           transferred to the Company; or

☐ 3                           transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

☐ 4                           transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

☐ 5                           transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:
Signature

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature

Dated:

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease increase	Signature of authorized signatory of Trustee or Securities Custodian

FORM OF CONVERSION NOTICE

To:  Veeco Instruments Inc.

The undersigned registered Holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) designated below in accordance with the terms of the First Supplemental Indenture referred to in this Security, and directs that cash, and the shares of Common Stock of Veeco Instruments Inc., if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If cash, shares or any portion of this Security not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be exchanged (if less than all):

$ ,000

(Street Address)

Social Security or Other Taxpayer Identification Number
(City state and zip code) Please print name and address

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Veeco Instruments Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Veeco Instruments Inc. (the “Company”) as to the occurrence of a Fundamental Change and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the First Supplemental Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be exchanged (if less than all):

$ ,000

(Street Address)

Social Security or Other Taxpayer Identification Number
(City state and zip code) Please print name and address

FORM OF PURCHASE NOTICE

To:  Veeco Instruments Inc.

The undersigned registered Holder of this Security hereby acknowledges receipt of a notice from Veeco Instruments Inc. (the “Company”) as to the Holder’s option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of the First Supplemental Indenture referred to in this Security and directs that the check in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to SEC Rule 17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be exchanged (if less than all):

$ ,000

(Street Address)

Social Security or Other Taxpayer Identification Number
(City state and zip code) Please print name and address